UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2021

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Great Valley Parkway, Suite 160

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07        Submission of Matters to a Vote of Security Holders.

On December 23, 2020, Ocugen, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) virtually. The Annual Meeting was adjourned until January 13, 2021 (the “Adjourned Portion”) solely with respect to the voting on Item 2 (“Item 2”), the approval and adoption of an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.01 (the “Common Stock”). On December 23, 2020, the Company filed an amendment to its Definitive Proxy Statement filed on October 30, 2020 on Form DEFR 14A, which amended and restated Item 2 by decreasing the proposed aggregate number of shares of our Common Stock that would be authorized to be issued from 500,000,000 shares to 400,000,000 shares. On January 12, 2021, the Board of Directors of the Company (the “Board”) determined to withdraw Item 2 from stockholder consideration. As a result, the Board determined to cancel the reconvening of the Adjourned Portion of the Annual Meeting. All other items set forth in the Definitive Proxy Statement were submitted to stockholder vote at the Company’s annual meeting of stockholders on December 23, 2020, as reported on the Company’s Form 8-K filed with the Securities and Exchange Commission on December 28, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2021

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman